Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-138586, 333-131233, 333-129905 and 333-140076) and Registration Statements on Form S-8 (Nos. 333-127450, 333-116151 and 333-148114) of Alnylam Pharmaceuticals, Inc. of our report dated March 2, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, MA
March 2, 2009